UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Throughout this document, AT&T Inc. is referred to as “AT&T.”

On January 30, 2015, the Federal Communications Commission (FCC) announced that AT&T was the winning bidder for 251 Advanced Wireless Services (AWS-3) Band wireless spectrum licenses, comprised of 42 G Block licenses, 37 H Block licenses, 58 I Block licenses, and 114 J Block licenses, in an auction conducted by the FCC (FCC Auction 97). AT&T must provide to the FCC an initial down payment of $3.6 billion on February 13, 2015, of which $921 million was paid prior to the start of the auction, and pay to the FCC the remaining balance of $14.6 billion on or before March 2, 2015. AT&T intends to fund the purchase price using a combination of cash and short-term investments, funds from operations and either short-term or long-term debt, depending on market conditions.

Item 7.01.  Regulation FD Disclosure.

AT&T’s statement on the FCC’s announced results of AWS-3 Auction is attached to this Form 8-K as Exhibit 99.1.

The information provided pursuant to this Item 7.01 is "furnished" and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

  99.1    Statement dated January 30, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 30, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller